UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 16, 2023

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ZENTALIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39263	82-3607803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1359 Broadway, Suite 801
New York, New York 10018
(Address of principal executive offices) (Zip Code)
(212) 433-3791
(Registrant’s telephone number, include area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZNTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2023, Zentalis Pharmaceuticals, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation (the “Amendment”), which had previously been adopted by the Company’s Board of Directors (the “Board”) subject to stockholder approval at the Annual Meeting. The Amendment updates the exculpation provision with respect to certain officers of the Company as permitted by recent amendments to the General Corporation Law of the State of Delaware. A description of the Amendment is included in the section titled "Proposal 3: Approval of Amendment to our Certificate of Incorporation to Update the Exculpation Provision with Respect to Certain Officers of the Company as Permitted by Recent Amendments to the General Corporation Law of the State of Delaware” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on April 28, 2023 (the “Definitive Proxy Statement”), which description is incorporated herein by reference.

As a result, the Company filed a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on June 16, 2023, which became effective upon filing (the “Certificate of Amendment”). The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, a total of 55,773,072 shares of common stock were present online or represented by proxy at the meeting, representing approximately 93.81% of the Company’s outstanding common stock as of the April 21, 2023 record date. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Commission.

Item 1 — Election of two Class III directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified, subject to their earlier death, resignation or removal.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
David Johnson	38,649,816	14,425,782	2,697,474
Jan Skvarka, Ph.D.	52,469,963	605,635	2,697,474

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
55,754,822	5,351	12,899	0

Item 3 — Approval of an amendment to the Company’s Certificate of Incorporation to update the exculpation provision with respect to certain officers of the Company as permitted by recent amendments to the General Corporation Law of the State of Delaware.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
48,535,379	4,526,552	13,667	2,697,474

Item 4 — Approval, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
18,723,776	34,337,776	14,046	2,697,474

Based on the foregoing votes, David Johnson and Jan Skvarka, Ph.D. were elected as Class III Directors and Items 2 and 3 were approved. Item 4, the proposal to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, was not approved.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

ExhibitNo.	Description

3.1	Certificate of Amendment to Certificate of Incorporation of Zentalis Pharmaceuticals, Inc., dated June 16, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENTALIS PHARMACEUTICALS, INC.

Date: June 16, 2023	By:	/s/ Melissa Epperly
Melissa Epperly
Chief Financial Officer